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                                                                  EXHIBIT 10.39



                              JCC HOLDING COMPANY
                  1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


         1. Purpose. The purpose of the JCC Holding Company 1999 Non-Employee Director Stock Option Plan (the "Plan") is to advance the interests of JCC Holding Company (the "Company") by encouraging ownership of the Company's $0.01 par value Class A common stock of the Company, and after the Transition Date (as defined in the Company's Restated Certificate of Incorporation), the $0.01 par value unclassified common stock of the Company, and such other securities of the Company as may be substituted for such stock pursuant to Section 6 hereof (the "Common Stock") by certain non-employee directors of the Company, thereby giving such directors an increased incentive to devote their efforts to the success of the Company.

         2. Administration. Grants of options under this Plan are automatic. This Plan is intended to be a "formula plan" as for purposes of
Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall be interpreted accordingly. The Board of Directors of the Company has authority to interpret the Plan and otherwise administer the plan in accordance with its terms.

         3. Eligibility. Except as provided otherwise in this Section 3, options under the Plan shall be granted in accordance with Section 5 to each Non-Employee Director (as defined below) of the Company; provided that shares of the Company's Common Stock remain available for grant hereunder in accordance with Section 4. For purposes of this Plan, prior to the Transition Date, a "Non-Employee Director" shall mean each member of the Company's Board of Directors who is not an employee of (i) the Company, (ii) Harrah's Entertainment, Inc. ("HET"), or (iii) a Controlled Affiliate (as such term is defined in the Company's Restated Certificate of Incorporation) of HET. Upon the Transition Date and thereafter, a "Non-Employee Director" shall mean each member of the Company's Board of Directors who is not an employee of the Company or of HET. A Non-Employee Director to whom an option is granted under the Plan shall be referred to hereinafter as a "Grantee."

         4. Shares Subject to Plan. The shares subject to the Plan shall be authorized but unissued or reacquired shares of the Company's Common Stock. Subject to adjustment in accordance with the provisions of Section 6 of the Plan, the maximum number of shares of Common Stock for which options may be granted under the Plan shall be 150,000 and the initial adoption of the Plan by the Board of Directors of the Company shall constitute a reservation of 150,000 authorized but unissued, or reacquired, shares of Common Stock for issuance only upon the exercise of options granted under the Plan. In the event that any outstanding option granted under the Plan for any reason expires or is terminated prior to the end of the period during which options may be granted under the Plan, the shares of Common Stock allocable to the unexercised portion of such option may again be subject in whole or in part to any option granted under the Plan.
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         5.       Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by Stock Option Agreements in such form as shall comply with and be subject to the following terms and conditions:

         (a) Grant. Each Non-Employee Director of the Company shall be granted an option to purchase 5,000 shares of the Company's Common Stock, subject to adjustment as provided in Section 6, on the later of (i) the date of approval of the Plan by the Company's shareholders, or (ii) the date such person first becomes a Non-Employee Director. In addition, as of the day following the first annual meeting of the Company's shareholders that occurs more than one year after the person first becomes a Non-Employee Director and on the day following each subsequent annual meeting of the Company's shareholders, if such person is serving as a Non-Employee Director as of such date, such Non-Employee Director shall be granted an option to purchase 5,000 shares of the Company's Common Stock, subject to adjustment as provided in
Section 6. Each such day that options are to be granted under the Plan is referred to hereinafter as a "Grant Date."

         If on any Grant Date, shares of Common Stock are not available under this Plan to grant to Non-Employee Directors the full amount of a grant contemplated by the immediately preceding paragraph, then each Non-Employee Director shall receive an option (a "Reduced Grant") to purchase shares of Common Stock in an amount equal to the number of shares of Common Stock then available under the Plan divided by the number of Non-Employee Directors as of the applicable Grant Date. Fractional shares shall be ignored and not granted.

         If a Reduced Grant has been made and, thereafter, during the term of this Plan, additional shares of Common Stock become available for grant (e.g., because of the forfeiture or lapse of an option), then each person who was a Non-Employee Director both on the Grant Date on which the Reduced Grant was made and on the date additional shares of Common Stock become available (a "Continuing Non-Employee Director") shall receive an additional option to purchase shares of Common Stock. The number of newly available shares shall be divided equally among the options granted to the Continuing Non-Employee Directors; provided, however, that the aggregate number of shares of Common Stock subject to a Continuing Non-Employee Director's additional option plus any prior Reduced Grant to the Continuing Non-Employee Director on the applicable Grant Date shall not exceed 1,000 shares (subject to adjustment pursuant to Section 6). If more than one Reduced Grant has been made, available options shall be granted beginning with the earliest such Grant Date.

         (b) Option Price. The option price for each option granted under the Plan shall be the Fair Market Value (as defined below) of the shares of Common Stock subject to the option on the date of grant of the option. For purposes of the Plan, the "Fair Market Value" on any date, means (i) if the Common Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or
(ii) if the Common Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean



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between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Board of Directors determines in good faith to be reasonable.

         (c) Medium and Time of Payment. The option price shall be payable in full upon the exercise of an option in cash. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws, options may be exercised through a broker in a so-called "cashless exercise" whereby the broker sells the option shares and delivers cash sales proceeds to the Company in payment of the exercise price.

         (d) Term. Each option granted under the Plan shall, to the extent not previously exercised, terminate and expire on the date ten (10) years after the date of grant of the option, unless earlier terminated as provided hereinafter in Section 5(g).

         (e) Exercisability. Each option granted under this Plan shall be immediately exercisable, in whole or in part.

         (f) Method of Exercise. All options granted under the Plan shall be exercised by an irrevocable written notice directed to the Secretary of the Company at the Company's principal place of business. Such written notice shall be accompanied by payment in full of the option price for the shares for which such option is being exercised. The Company shall make delivery of certificates representing the shares for which an option has been exercised within a reasonable period of time; provided, however, that if any law, regulation or agreement requires the Company to take any action with respect to the shares for which an option has been exercised before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action. Certificates representing shares for which options are exercised under the Plan may bear such restrictive legends as may be necessary or desirable in order to comply with applicable federal and state securities laws. Nothing contained in the Plan shall be construed to require the Company to register any shares of Common Stock underlying options granted under this Plan.

         (g)      Effect of Termination of Directorship or Death.

                  (i) Termination of Directorship. Upon termination of any Grantee's membership on the Board of Directors of the Company for any reason other than for cause or death, the options held by the Grantee under the Plan shall terminate ninety (90) days following the date of termination of the Grantee's membership on the Board of Directors or, if earlier, on the date of expiration of the options as provided by
         Section 5(d) of the Plan. If the Grantee's membership on the Board of Directors is terminated for cause, all options granted to such Grantee shall expire upon such termination.



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                  (ii)     Death. In the event of the death of a Grantee, the
         Grantee's personal representatives, heirs or legatees (the "Grantee's Successors") may exercise the options held by the Grantee on the date of death, upon proof satisfactory to the Company of their authority. The Grantee's Successors must exercise any such options within one (1) year after the Grantee's death and in any event prior to the date on which the options expire as provided by Section 5(d) of the Plan. Such exercise otherwise shall be subject to the terms and conditions of the Plan.

         (h) Transferability of Options. Any option granted pursuant to the Plan shall be assignable or transferable by the Grantee by will, by the laws of descent and distribution, or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Internal Revenue Code of 1986, as amended, if such provision applied to an option under the Plan. In addition, any option granted pursuant to the Plan shall be transferable by the Grantee to any of the following permitted transferees, upon such reasonable terms and conditions as the Board of Directors may establish: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee's household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent of the beneficial interests, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent of the voting interests.

         (i) Rights as Shareholder. Neither the Grantee nor the Grantee's Successors shall have rights as a shareholder of the Company with respect to shares of Common Stock covered by the Grantee's option until the Grantee or the Grantee's Successors become the holder of record of such shares.

         (j) No Options after Ten Years. No options shall be granted except within a period of ten (10) years after the effective date of the Plan.

         6. Adjustments. In the event a stock dividend is declared upon the Common Stock, the shares of Common Stock then subject to each option shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Common Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through reorganization, recapitalization, reclassification, share exchange, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such share of Common Stock then subject to each option the number and class of shares into which each outstanding share of Common Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each option, or there shall be made such other equitable adjustment as the Board of Directors shall approve.



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         7.       Effective Date and Termination of Plan.

         (a) Effective Date. The Plan shall become effective upon approval of the same by the Board of Directors of the Company, subject to approval of the Plan by the shareholders of the Company no later than the first annual meeting of shareholders held after approval of the Plan by the Board of Directors.

         (b) Termination. The Plan shall terminate on the second day following the 2008 Annual Meeting, but the Board of Directors may terminate the Plan at any time prior to such date. The Board of Directors may, at any time and from time to time, amend or modify the Plan without stockholder approval; provided, however, that the Board may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No amendment modification or termination of the Plan shall adversely affect the rights of the Grantees who have outstanding Options without the consent of such Grantees.

         8. No Obligation to Exercise Option. The granting of an option shall impose no obligation upon the Grantee to exercise such option.

         9. Amendment. The Board of Directors may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that the Board of Directors may condition any amendment or modification on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. Any amendment to the Plan shall not, without the written consent of the Grantee, affect such Grantee's rights under any option theretofore granted to such Grantee.



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